Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 33-04711

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 7, 2005)

THE LINCOLN NATIONAL LIFE INSURANCE CORPORATION AGENTS’ SAVINGS
AND PROFIT-SHARING PLAN PROSPECTUS

The Date of this Prospectus Supplement is July 13, 2005.

This Prospectus Supplement contains additional information about The Lincoln National Life Insurance Corporation Agents’ Savings and Profit-Sharing Plan (the “Agents’ Plan”).

This is to advise you of a change to the eligibility provisions for the Agents’ Plan.

Effective July 1, 2005, experienced subsidy agents of Lincoln National Life became eligible to participate in the Agents’ Plan.

Information about this Prospectus Supplement

        We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. This Prospectus Supplement may add, update or change information in the Prospectus. If information in this Prospectus Supplement is inconsistent with any information in the Prospectus (or any information incorporated therein by reference), this Prospectus Supplement will apply and will supersede such information in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.